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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 1999, except with respect to the matters discussed in
Note 12 of the consolidated financial statements, as to which the date is April 17, 2001, on the consolidated financial statements of Vanguard Cellular Systems, Inc. (and to all references to our firm), which is included in or made a part of AT&T Wireless Services, Inc.'s Registration Statement on Form S-1 (No. 333-59174).

/s/ Arthur Andersen LLP

Greensboro, North Carolina
June 28, 2001